EDISON INTERNATIONAL

                                2000 EQUITY PLAN


                             Effective May 18, 2000

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                                TABLE OF CONTENTS

                                                                      Page
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1.   GENERAL............................................................1

     1.1      Purpose...................................................1

     1.2      Participation.............................................1

     1.3      Operation, Administration and Definitions.................1

2.   STOCK OPTIONS......................................................1

     2.1      General...................................................1

     2.2      Stock Options.............................................1

3.   OPERATION AND ADMINISTRATION.......................................2

     3.1      Effective Date of Plan and Duration.......................2

     3.2      Administration............................................2

     3.3      Aggregate and Maximum Grants Under Plan...................3

     3.4      Adjustment Provisions.....................................4

     3.5      General Provisions........................................5

     3.6      Amendment and Termination of the Plan.....................8

     3.7      Termination of Employment.................................8

4.   DEFINITIONS........................................................9


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                              EDISON INTERNATIONAL

                                2000 EQUITY PLAN

                             Effective May 18, 2000

                                   1. GENERAL

     1.1 Purpose.

   The purpose of the Plan is to improve the long-term financial and operational performance of Edison International and its affiliates by providing Participants a financial incentive that reinforces and recognizes long-term corporate, organizational and individual performance and accomplishments. The Plan is further intended to promote the interests of Edison International and its shareholders by attracting and retaining qualified officers and employees and aligning their interests with those of the other shareholders by encouraging Participants to acquire Common Stock or otherwise increase their proprietary interest in Edison International.

     1.2 Participation.

   Subject to Section 3.3(b), the Administrator has authority, in its sole discretion, to determine and designate from time-to-time, from among the Eligible Persons, those who are to be granted Stock Options and thereby become Participants in the Plan.

     1.3 Operation, Administration and Definitions.

   The operation and administration of the Plan and the Stock Options are subject to the provisions of Article 3. Capitalized terms in the Plan are defined in Article 4.

                                2. STOCK OPTIONS

     2.1 General.

   The Administrator may grant Stock Options to Eligible Persons. The Administrator may grant Stock Options as alternatives or replacements of awards outstanding under any other plan or arrangement of another business or entity, all or a portion of which is acquired by an EIX Company. Each Stock Option will be evidenced by a written instrument specifying the date of grant and may include or incorporate by reference any additional terms and conditions consistent with the Plan as determined in the discretion of the Administrator.

     2.2 Stock Options.

   The grant of a Stock Option entitles the Participant to purchase shares of Common Stock at an exercise price established by the Administrator. Stock Options awarded


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pursuant to the Plan shall not be "incentive stock options" as defined in
Section 422 of the Code. Stock Options granted under this Plan are subject to the following terms and conditions:

(a) The exercise price of each Stock Option will be determined by a method established by the Administrator at the time of the grant, except that the exercise price may not be less than one hundred percent of the Fair Market Value of the Common Stock as of the Pricing Date.

(b) Upon the exercise of a Stock Option, the purchase price will be payable in full in cash (or its equivalent acceptable to Edison International) and/or shares of Common Stock at the Participant's election; provided, however, that (i) a Holder may not pay the exercise price with any shares of Common Stock acquired from any EIX Company unless the Holder has held such shares of Common Stock for at least six months prior to the date of exercise, (ii ) in the case of any broker-assisted "cashless exercise," the exercise price must be paid in cash. Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(c) No fractional shares will be issued pursuant to the exercise of a Stock Option. Cash payments will be made in lieu of fractional shares.

(d) No Stock Option may be exercised more than ten years from the date of the grant. Each Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

                        3. OPERATION AND ADMINISTRATION

     3.1 Effective Date of Plan and Duration.

   This Plan will become effective on May 18, 2000. Unless the Plan is terminated earlier pursuant to Section 3.6, no Stock Options will be granted after December 31, 2007.

     3.2 Administration.

(a) The Administrator of the Plan is the Committee. The Administrator has, and may exercise, such powers and authority of the Board as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan. Subject to Section 3.3, the Administrator has sole authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Stock Options may be granted, the number of shares of Common Stock subject to each Stock Option, the exercise price, vesting schedule and term of any Stock Option, and such other terms and conditions applicable to each individual Stock Option as the Administrator will determine. The Administrator may grant at any time additional Stock


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     Options to Participants who have previously received Stock Options during the year. The purchase price of the Stock Options may be established by the Administrator without regard to the existing Stock Options or such other grants. Further, the Administrator may, with the consent of a Participant, amend the terms of any existing Stock Option previously granted to include or amend any provisions which could be incorporated in such a Stock Option at the time of such amendment, except that repricing of Stock Options is not permitted.

     The Administrator has the sole authority to interpret the Plan, to determine the terms and provisions of the Stock Option agreements, and to make all determinations necessary or advisable for the administration of the Plan. The Administrator has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Administrator will be final, conclusive, and binding upon all parties. Any action of the Administrator with respect to the administration of the Plan will be taken pursuant to a majority vote or by the unanimous written consent of its members except in the case of a delegation of authority described in the following sentence. The Administrator may elect to delegate its authority, including without limitation, to approve awards and transactions under the Plan, subject to any conditions it deems appropriate at the time of such delegation, (i) to a subcommittee of at least two members of the Administrator who may act by unanimous written consent or by majority vote, or (ii) in the case of awards and transactions to, by or with Eligible Persons who are not Edison International officers under and subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), to EIX Company management.

(b) No member of the Board or the Administrator or agent or designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

(c) Notwithstanding the provisions of Section 3.6 regarding the term of the Plan, all authority of the Board and the Administrator with respect to Stock Options hereunder, including (subject to share limits) the authority to amend outstanding Stock Options, shall continue after the term of the Plan, so long as any Stock Option remains outstanding. The Administrator shall have the authority to permit a deferred payment in respect of Stock Options under any deferred compensation plan of Edison International, consistent with Subsection 3.5(b). Any such deferral shall not be deemed a new grant hereunder so long as all shares issuable in respect thereof do not exceed the aggregate number of shares subject to the Stock Option so paid thereby.

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(d)  Notwithstanding anything to the contrary contained in this Plan, no Stock
     Option may be exercised more than ten years from the date of the grant. Each Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

(e) The approval by the Administrator of awards and transactions under this Plan to, by or with Eligible Persons who are or become Edison International officers under Section 16 is intended to comply with and exempt such awards and transactions under Rule 16b-3.

     3.3 Aggregate and Maximum Grants Under Plan.

(a) Subject to the provisions of Sections 3.3 and 3.4 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Options will not exceed 10 million shares of Common Stock.

(b) During both the term of the Plan as defined in Section 3.1 and the first three years of such term, the aggregate number of shares subject to Stock Options granted to Edison International Section 16 officers and/or Edison International directors under this Plan shall be less than 50% of the shares subject to Stock Options granted to Eligible Persons who are not Edison International Section 16 officers and/or Edison International directors. The shares to be delivered under the Plan will be made available, at the discretion of Edison International, either from authorized but unissued shares of Common Stock or from shares purchased on the open market.

(c) If any Stock Option expires, is forfeited, is canceled, or otherwise terminates for any reason other than upon exercise, the shares of Common Stock (provided the Participant receives no benefit of ownership) that could have been delivered will not be charged against the limitations provided above and may again be made subject to Stock Options.

     3.4 Adjustment Provisions.

(a) Subject to the provisions of this Section 3.4, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Edison International, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 3 of the Plan, (ii) the maximum


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     individual award, (iii) the number and kind of shares or other securities subject to the then outstanding Stock Options, and (iv) the price for each share or other unit of any other securities subject to the then outstanding Stock Options without change in the aggregate purchase price or value as to which Stock Options remain exercisable or subject to restrictions.

(b) Despite the foregoing, upon a Change in Control of Edison International, all Stock Options then outstanding under the Plan will be fully vested and exercisable unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Stock Options of new stock options, covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. The Administrator may include in the terms and conditions of any Stock Option provisions for the acceleration of vesting and exercisability of a Stock Option in the event a Holder's employment is terminated without Cause or a Holder terminates employment with Good Reason in connection with a Change in Control of Edison International.

(c) Any adjustments pursuant to this Section 3.4 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive, except to the extent the successor employer corporation or any other acquiring or surviving entity is required to approve the adjustment to exempt any resulting transaction under Rule 16b-3. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

     3.5  General Provisions.

(a) With respect to any share of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Administrator may direct.

(b) Notwithstanding the term of a Stock Option, the Administrator may approve the delayed payment or delivery of any cash or shares of Common Stock that may become due under the Plan. Any such delayed payment or delivery must specifically be authorized by the Administrator in writing and shall be subject to any conditions, restrictions or requirements as the Administrator may determine.

     The Administrator may permit the deferral of any Common Stock payable in respect of a Stock Option in the form of Stock Units which may earn dividend equivalents and other compensation in respect thereof, and the Committee may provide that such Stock Units and dividend equivalents

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     shall eventually be paid in the form of shares of Common Stock (subject to share limits).

     In the event that the purchase price of a Stock Option is paid in full in shares of Common Stock and the delivery of shares of Common Stock in excess of the option price is deferred, Stock Units may be credited in respect of such excess shares and may earn dividend equivalents or other compensation in respect thereof, and the number of shares of Common Stock issued in respect of the deferred shares may include the number of such deferred shares and the number of Stock Units credited as dividend equivalents (subject to share limits).

     In addition, during the term of the Plan, the Administrator may grant Stock Units to selected employees as dividend equivalents under and as set forth in any Edison International option gain deferral program (the "Deferral Program") and may deliver shares of Common Stock in respect to such Stock Units pursuant to the selected employee's election under the Deferral Program.

(c) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of an EIX Company or affect the right of the EIX Company to terminate the employment of any Holder at any time with or without cause.

(d) No shares of Common Stock will be issued or transferred pursuant to a Stock Option unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the exercise of a Stock Option, Edison International may require the Holder to take any reasonable action to meet such requirements.

(e) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Stock Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

(f) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or to the extent the exempt status of any transaction under Section 16 would be decreased or eliminated, and in addition to the delegation pursuant to Section 3.2(a), the Administrator may delegate all or any portion of its responsibilities and powers to any one or more of its members or any other person or persons selected by it. The Administrator may revoke such delegation at any time.

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(g)  Edison International may make such provisions as it deems appropriate to withhold any taxes that it determines it is required to withhold in connection with any Stock Option. Subject to this Subsection, however, the Administrator, in its sole discretion and subject to such rules as the Administrator may adopt, may permit Participants to elect to apply a portion of the shares of Common Stock they are otherwise entitled to receive pursuant to a Stock Option, or shares of Common Stock already owned, to satisfy the tax withholding obligation arising from the exercise of any Stock Option. Any shares so delivered to Edison International will be valued at their Fair Market Value on the withholding date.

     Notwithstanding any other provision of this Plan, the number of shares of Common Stock which may be withheld upon the exercise of any Stock Option in order to satisfy the Holder's federal and state income and payroll tax liabilities with respect to the exercise, receipt or vesting of the right shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(h) No Stock Option and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature, or otherwise transferable (meaning, without limitation, that such Stock Option or right is exercisable during the Holder's lifetime only by him/her or by his/her guardian or legal representative) except that, under such rules and regulations as Edison International may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a Stock Option in the event of death of a Holder of such Stock Option, and Stock Options may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the regulations promulgated thereunder. If such beneficiary is the executor or administrator of the estate of the Holder of such Stock Option, any rights with respect to such Stock Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Stock Option, or, in the case of intestacy, under the laws relating to intestacy. Stock Options transferred remain subject to all applicable terms, conditions and restrictions.

(i) Notwithstanding Subsection (h), the Administrator will have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) Stock Options that may be transferred by the Participant during his/her lifetime to any member of his/her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more

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     members of his/her immediate family, in which case the written documentation containing the terms and conditions of such Stock Options will so state. A transfer of a Stock Option pursuant to this Subsection may only be effected by the Administrator at the written request of a Participant and will become effective only when recorded in Edison International's record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated in this Subsection, such Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event a Stock Option is transferred as contemplated in this Subsection, such Stock Option will continue to be governed by and subject to the terms, conditions and restrictions of the Plan and the relevant grant. As used in this Subsection, "immediate family" will mean, with respect to any person, a spouse, child, stepchild or grandchild, and will include relationships arising from legal adoption.

(j) No fractional shares will be issued under the Plan. Only cash payments will be made in lieu of fractional shares.

(k) Each EIX Company will be liable for payment of any cash payable under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered for that EIX Company by the Participant. Any disputes related to liability of an EIX Company for cash payments will be resolved by the Administrator.

(l) Future services shall not constitute payment or part payment for previously unissued shares of Common Stock to be issued upon the exercise of a Stock Option.

(m)  This Plan will be governed by the laws of the State of California.

(n) If a Stock Option is granted to an Eligible Person who thereafter becomes an Edison International Section 16 officer or director, such Stock Option (including without limitation any exercise or conversion or other transaction pursuant to the terms of such Stock Option that may be deemed to be a "purchase" or "sale" for purposes of Section 16) shall thereupon immediately and automatically become subject to the requirements of Rule 16b-3(d)(3) (or any successor provision thereof) promulgated under Section 16 and shall be held by such Eligible Person (or any other person then duly holding such Stock Option) until such Rule has been satisfied, any other terms or provisions of this Plan or any instrument evidencing such Stock Option to the contrary notwithstanding. In its sole discretion, the Administrator may take any action it may deem necessary or advisable to assure compliance with the requirements of such Rule, including withholding delivery to such Eligible Person (or any such other person) of any security (or certificate evidencing a security) or of

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     any other payment in any form until such time as the requirements of such
     Rule have been satisfied. In his or her sole discretion, the Secretary of Edison International may waive compliance with the requirements of such Rule if the Secretary has determined that, for purposes of Section 16, the acquisition and/or disposition of any securities or derivative securities pursuant to such Stock Option by such Eligible Person is and will be otherwise exempt from the provisions of paragraph (b) of Section 16.

     3.6  Amendment and Termination of the Plan.

(a) The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time if, in the sole judgment of the Board, such action is in the best interests of Edison International.

(b) The Administrator may, with the consent of a Holder, make such modifications in the terms and conditions of any Stock Option as it deems advisable or cancel the Stock Option (with or without consideration). No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Stock Option previously granted under the Plan.

     3.7  Termination of Employment.

(a) The Administrator shall provide in the terms and conditions of any Stock Option at the time of grant the extent to which termination of employment will shorten the period for exercising a Stock Option.

(b) In the event a Holder of a Stock Option ceases to be an employee, the Holder must have been a Participant for the entire incentive or vesting period applicable to the Stock Option in order to be eligible for the full amount of any such Stock Option. Pro-rata awards may be distributed to Participants who are discharged or who terminate their employment for reasons other than incompetence, misconduct or fraud, or who retired or became disabled during the incentive period, or who were Participants for less than the full incentive period. A pro-rata award may be made to a Participant's designated beneficiary in the event of death of a Participant during an incentive period prior to an award being made.

(c) The Administrator may in its sole discretion determine, with respect to a Stock Option, that any Holder who is on a leave of absence for any reason will be considered as still in the employ of an EIX Company, provided that rights to such Stock Option during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

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(d)  The Administrator may vary the requirements of this Section 3.7 in the terms and conditions of a Stock Option at the time of grant, or on a case-by-case basis thereafter, as it deems appropriate and in the best interests of Edison International. The Administrator may accelerate the vesting of all, or a portion of any Stock Option, and may extend the above-described exercise periods to as long as the term provided in the terms and conditions of the original Stock Option.

                                4. DEFINITIONS.

   Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates otherwise:

   "Administrator" is the Committee.

   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

   "Board of Directors" or "Board" means the Board of Directors of Edison International.

   "Cause" means the occurrence of either or both of the following:

(a) The Participant's conviction of, or pleading guilty or nolo contendere to, an act of fraud, embezzlement, theft, or other act constituting a felony; or

(b) The willful engaging by the Participant in misconduct that would have resulted in the termination of his or her employment by his or her Employer under its or Edison International's policies and practices applicable to the Participant in effect immediately prior to the start of the Protected Period; however, no act or failure to act, on the Participant's part, shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of Edison International and his or her Employer.

   "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of Edison International or other EIX Company) becomes the Beneficial Owner, directly or indirectly, of securities of Edison International representing thirty percent (30%) or more of the combined voting power of Edison International's then outstanding securities. For purposes of this clause, "Person" shall not include one or more underwriters acquiring newly-issued voting securities

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     (or securities convertible into voting securities) directly from Edison
     International with a view towards distribution.

(b) On any day after the Effective Date (the "Measurement Date") Continuing Directors cease for any reason to constitute a majority of the Board. A director is a "Continuing Director" if he or she either:

     (i) was a member of the Board on the applicable Initial Date (an "Initial Director"); or

     (ii) was elected to the Board, or was nominated for election by Edison International's shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

          A member of the Board who was not a Director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause
          (ii) above if his or her election, or nomination for election by Edison International's shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by applicable of this provision) then in office.

          "Initial Date" means the later of (i) the Effective Date or (ii) the date that is two (2) years before the Measurement Date.

(c) Edison International is liquidated; all or substantially all of Edison International's assets are sold in one or a series of related transactions; or Edison International is merged, consolidated, or reorganized with or involving any other corporation, other than a merger, consolidation, or reorganization that results in the voting securities of Edison International outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Edison International (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     Notwithstanding the foregoing, a bankruptcy of Edison International or a sale or spin-off of an Edison International subsidiary (short of a dissolution of Edison International or a liquidation of substantially all of Edison International's assets, determined on an aggregate basis) will not constitute a Change in Control.

(d) The consummation of such other transaction that the Board may, in its discretion in the circumstances, declare to be a Change in Control for purposes of this Plan.

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   "Code" means the Internal Revenue Code of 1986, as amended.

   "Committee" means those Directors on the Compensation and Executive Personnel Committee of the Board who qualify as both "non-employee Directors" under Rule 16b-3 and "outside Directors" under Section 162(m) of the Code. The Board will ensure at least two members are qualified to administer the Plan at all times.

   "Common Stock" means the common shares of Edison International.

   "Director" means a member of the Board of Directors of EIX.

   "Edison International Affiliate" means any company during any period in which it is a "subsidiary company" as that term is defined in Section 424(f) of the Code.

   "Effective Date" means May 18, 2000.

   "EIX Company" means Edison International or an Edison International
Affiliate.

   "Eligible Person" means each full-time employee of an EIX Company who is an "exempt employee" as defined under the Fair Labor Standards Act of 1938.

   "Employer" means the EIX Company that employs or last employed the Participant.

   "Fair Market Value" means the average of the highest and lowest sale prices for the Common Stock as reported in the western edition of The Wall Street Journal for the New York Stock Exchange Composite Transactions for the date as of which such determination is made or, if such report is not available, as reported in any other generally recognized source as determined by the Administrator.

   "Good Reason" means, without the Participant's express written consent, the occurrence of any one or more of the following:

(a) A material reduction in the nature or status of the Participant's authorities, duties, and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the start of the Protected Period.

(b) A reduction by the Participant's Employer in the Participant's base salary as in effect on the day immediately prior to the start of the Protected Period.

(c) A material reduction by Edison International or by the Participant's Employer of the Participant's aggregate welfare benefits and/or incentive opportunities under Edison International's and/or the Employer's short and/or long-term incentive programs, as such benefits and opportunities

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     exist on the day immediately prior to the start of the Protected Period and when viewed on an aggregate basis.

(d) Any other event defined as "Good Reason" in any severance plan that covers the Participant or any severance agreement to which the Participant is a party.

   "Holder" means a person holding a Stock Option.

   "Participant" is an Eligible Person who has been granted a Stock Option.

   "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 13(d) and 14(d) thereof, including a group as contemplated by Sections 13(d)(3) and 14(d)(2) thereof.

   "Plan" means the 2000 Equity Plan as set forth herein, which may be amended from time-to-time.

   "Potential Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of Edison International or other EIX Company): (i) announces an intention to take action which, if consummated, would result in a Change of Control; or (ii) becomes the Beneficial Owner, directly or indirectly, of securities of Edison International representing fifteen percent (15%) or more of the combined voting power of Edison International's then outstanding securities. For purposes of this clause, "Person" shall not include one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from Edison International with a view towards distribution.

(b) Edison International enters into an agreement that, if consummated, would result in a Change in Control.

(c) The Board declares that a Potential Change in Control has occurred for purposes of this Plan.

(d) The shareholders of Edison International approve a transaction that, if consummated, would constitute a Change in Control of Edison International.

   "Pricing Date" means the date the Stock Option is granted except that the Administrator may provide that the Pricing Date is the date the recipient is hired or promoted if the grant of the Stock Option occurs within 90 days of such event.

   "Protected Period" means the period related to a Change in Control that begins on the date of the related Potential Change in Control (or, if no Potential Change in Control occurs with respect to the event, the date that is six months before the actual Change in Control) and ends on the date of the Change in Control.

   "Rule 16b-3" means Rule 16b-3 (or any successor provision thereof) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

   "Stock Option" means an option granted pursuant to Section 2.2 of the Plan.

   "Stock Unit" means a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment).





                                        EDISON INTERNATIONAL



                                           John H. Kelly
                              ------------------------------------------
                                           John H. Kelly